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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement (No. 333-72081) of Beckman Coulter, Inc. on Form S-8 of our report dated June 4, 1999, appearing in the Annual Report on form 11-K of Beckman Coulter, Inc. Savings Plan for the year ended December 31, 1998.






/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP


Costa Mesa, California
September 13, 1999